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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of General Electric Company of our report dated
January 27, 2000, except as to the subsequent event described in Note 25 which is as of February 4, 2000, relating to the financial statements, which appears in Honeywell International Inc.'s 1999 Annual Report to Shareowners, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 4, 2000